UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 21, 2000

T.Z.F. INTERNATIONAL INVESTMENTS, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-31353	88-0404186
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Unit 1, 3071 No. 5 Road Richmond, B.C., Canada	V6X 2T4
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (604) 718-2188

(Former name or former address, if changed since last report)

ITEM 2. Acquisition or Disposition of Assets

General

On December 21, 2000, we acquired all of the issued and outstanding capital stock of Tian'an Investments Limited, a British Virgin Islands corporation ("Tian'an") from three individual sellers, Weimin Zeng, Chin-Chung Wu and Shen-Chuan Chiang. As a result of the closing of this purchase transaction, Tian'an became our wholly-owned subsidiary.

The purchase was completed pursuant to terms of a Share Transfer Agreement dated June 17, 2000, and subsequently amended as of August 22, 2000 pursuant to a Supplementary Share Transfer Agreement. Copies of both the initial Share Transfer Agreement and the Supplementary Share Transfer Agreement are attached to this report on Form 8K/A as an exhibit.

In accordance with the Share Transfer Agreement, as amended by the Supplementary Share Transfer Agreement, the purchase price was a total of HK $21,500,000 (approximately US $2,756,500 based upon current exchange rates), which was paid in cash in three installments. We paid the first installment totaling HK $6,638,318.09 (approximately US $851,100) in two parts, on July 7 and July 10, 2000. The second installment of HK $6,261,681.91 (approximately US $802,800), and the final installment of HK $8,600,000.00 (approximately US $1,102,600), which were paid on October 20, 2000 and December 20, 2000, respectively, were both paid on our behalf by Xin Chen, one of our principal shareholders. The payments made by Xin Chen on our behalf constituted a loan to us by Xin Chen. As of the date of this report on Form 8K, no repayment terms have been established for this loan and the loan does not currently bear interest.

The purchase price for the stock of Tian'an was determined through arms length negotiation with the sellers following a site inspection and a review of financial information provided by Tian'an. Neither we, nor any of our officers, directors or affiliates, had any material pre-existing relationship with the sellers.

The sole asset of Tian'an is its 100% ownership of Tian'an Pharmacy (Xiamen) Co., Ltd. ("Tian'an Pharmacy"), a manufacturer of Chinese biological and herbal medicine products. Tian'an Pharmacy has a plant which is located in the Torch High Tech Development Zone of Xiamen, China, where it currently conducts research and development and produces herbal and biological medicines which its distributes and sells in China. We intend to continue the current use of this facility.

Forward Looking Statements

All statements contained in the following description of the business of Tian'an which are not statements of historical fact are what is known as "forward looking statements," which are basically statements about the future, and which for that reason, involve risk and uncertainty, since no one can accurately predict the future. Words such as "plans," "intends," "will," "hopes," "seeks," "anticipates," "expects," "goal" and "objective" often identify such forward looking statements, but are not the only indication that a statement is a forward looking statement. Such forward looking statements include statements of the plans and objectives of Tian'an's management with respect to its present and future operations, and statements which express or imply that such present and future operations will or may produce revenues, income or profits. Numerous factors and future events could cause Tian'an to change such plans and objectives, or fail to successfully implement such plans or achieve such objectives, or cause such present and future operations to fail to produce revenues, income or profits. Such factors and future events include, but are not limited to, the factors and future events which are described below under

" Background and Business" of Tian'an.

Background and Business of Tian'an

Tian'an was incorporated in June, 1998, under the laws of the British Virgin Islands. It's subsidiary, Tian'an Pharmacy was incorporated in July, 1992, under the laws of Hong Kong.

All business operations of Tian'an are conducted through its subsidiary, Tian'an Pharmacy.

Tian'an Pharmacy studies, develops and manufactures herbal and biological medicines which its sells through distribution channels in China. Its operations, including a production line which was imported from Taiwan, are located in a 7,100 square meter building in the Torch High Development Zone of Xiamen, China. The operations of Tian'an Pharmacy, and the Japonica Capsule, which is currently its principal product line, have both obtained China GMP approval. We believe this will be an important success factor for the operations of Tian'an Pharmacy because the Chinese government requires all hospitals and pharmacies in China to use GMP approved medicine or medicine produced by GMP approved companies.

At the present time, Tian'an Pharmacy produces a total of ten different herbal and biological medicines which are sold in China. At the present time, the most well known are Japonica capsules, which are used to help increase the body's immunity function, and to treat cancer cells in the body, and bear bile capsules, which are used to treat liver diseases and high blood pressure. Research into new products and treatments is ongoing at Tian'an Pharmacy. This research focuses primarily on combining various herb resources with advanced technology to produce new herbal medicines. Linglong capsules, a new product line used to treat liver cancel cells, are currently under final development and are expected to receive approval from the Chinese government during 2001.

We took over control of the business operations of Tian'an Pharmacy following our acquisition of all of the issued and outstanding capital stock of Tian'an. At that time we appointed Mr. Fang Ming Zhang as the new General Manager, but retained all remaining management employees. It is our intention to use the facilities and employees of Tian'an Pharmacy to continue to produce its current product line. We also intend to seek to enhance the sales network platform, to increase the advertising volume, to set up a brand name product system, to add training programs, to expand the sales team and to expand the research institution. The research will be focused on studying, developing and producing other types of Chinese herb medicine and health food, based upon various available Chinese herb resources.

Item 7. Financial Statements and Exhibits

(a) Financial statements of the business acquired:

i) Auditor's Report - Tian'an Pharmacy (Xiamen) Col, Ltd., Year 1999

ii) Tian'an Pharmacy (Xiamen) Col, Ltd., Balance Sheet for December 31, 1999

iii) Tian'an Pharmacy (Xiamen) Col, Ltd., Statement of Cash Flows for December 31, 1999

iv) Tian'an Pharmacy (Xiamen) Col, Ltd., Income and Retained Earnings, December 31, 1999

v) Tian'an Pharmacy (Xiamen) Col, Ltd., Notes to Financial Statements, December 31, 1999

vi) Auditor's Report - Tian'an Pharmacy (Xiamen) Col, Ltd., Year 1998

vii) Tian'an Pharmacy (Xiamen) Col, Ltd., Balance Sheet for December 31, 1998

viii) Tian'an Pharmacy (Xiamen) Col, Ltd., Statement of Cash Flows for December 31, 1998

ix) Tian'an Pharmacy (Xiamen) Col, Ltd., Loss and Profit, December 31, 1998

x) Tian'an Pharmacy (Xiamen) Col, Ltd. Income and Retained Earnings, December 31, 1998

xi) Tian'an Pharmacy (Xiamen) Col, Ltd., Notes to Financial Statements, December 31 1998

(b) Pro forma financial information.

i) Report On Review of Pro Forma Financial Information

ii) Unaudited Pro Forma Balance Sheet

iii) Unaudited Pro Forma Statement of Operations - January 1, 1999 to December 31, 1999

iv) Unaudited Pro Forma Statement of Operations - January 1, 2000 to December 21, 2000

v) Notes to Pro Forma Financial Statements

(c) Exhibits

The following exhibits are filed as part of this Current Report on Form 8K-A:

2.1 Share Transfer Agreement, dated June 17, 2000, between the Company and Weimin Zeng,

Chin-Chung Wu and Shen-Chuan Chiang.

2.1a Addendum I to Share Transfer Agreement dated June 17, 2000, between the Company and Weimin Zeng, Chin-Chung Wu and Shen-Chuan Chiang.

2.1b Supplementary Share Transfer Agreement dated August 22, 2000 (Addendum II), between the Company and Weimin Zeng, Chin-Chung Wu and Shen-Chuan Chiang.

Auditor's Report - Year 1999

Xiahuatianwai Audit No. (2000) 054

To: Tian' an Pharmacy (Xiamen) Co., Ltd.

We are commissioned by the Tian' an Pharmacy (Xiamen) Co., Ltd to conduct an audit for the balance sheet as of December 31, 1999, and its income statement and cash flow including the accountant's notes in 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conduct our audit in accordance with the independent auditing standard of the chartered accountant in China. We have processed the necessary auditing methods including the random check from the accounting records.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at 31 December1999 and the result of its operations, and cash flows in 1999 in conformity with the corporation accounting standard and the related financial and accounting regulation of the state. It is also in the line of the constant principles for the accountant to conduct these financial statements in the selected way.

We have noticed that one original investor Mr. Zhen Yixiang transferred all his equity and responsibility into Tian An Investments Ltd. based on the approved document "changing investor of Tian' an Pharmacy (Xiamen) Co., Ltd. by Xiamen Government (document No 1998-670). After this investor's change, the company is now solely owned by Tian An Investments Ltd. This change has neither being reviewed by a chartered accountant nor being processed in accounting in China.

Xiamen Huatian CPA Co. Ltd.

Chartered Accountant: Xie, Luozen

4th floor, 43 Meihu Rd., Xiamei, China

February 16, 2000

TIAN'AN PHARMACY (Xiamen) Co., LTD.

Balance Sheet

December 31, 1999

(In U.S. Dollars)

ASSETS
Current assets
Cash	$ 62.89
Bank Deposit	436,166.44
Accounts receivable	172,376.04
Less: bad debt preparing	2,007.29
Prepaid accounts	3,943.05
Other accounts receivable	20,120.51
Amortized expenses	2,396.82
Inventory	337,261.55
-
Amount of current assets	970,320.01
-
Fixed assets	-
Fixed assets, at cost	1,950,967.67
Less: accumulated depreciation	420,990.18
Net fixed assets	1,529,977.49
Land using right	378,695.70
Amount of intangible assets	378,695.70
Amount of assets	2,878,993.20
Liabilities and Shareholders' equity
Account payable	10,563.04
Taxes payable	20,032.66
Account payable - others	16,612.98
Benefit and bonus fund for employees	20,187.87
-
Total of current liabilities	67,396.55
-
Shareholders' Equity	-
Share Capital (HK $20 million)	2,414,028.51
-
Reserved Found	191,238.13
Retained Earnings	206,317.92
-
Total of shareholders' equity	2,811,596.66
Total of liabilities shareholders' equity	$2,878,993.20

TIAN'AN PHARMACY (Xiamen) Co., LTD.

Statement of Cash Flows

December 31, 1999

(In U.S. Dollars)

ITEM
Cash derived from (used for)
Operating activities
Sales and providing labor	$1,115,639.82
Rental	7,681.38
Tax return	105,586.20
Other operating activities	10,078.66
Amount of cash flow in from operating activities	1,238,986.06
Purchasing	441,927.63
Salaries	141,874.82
Value increased tax	69,244.72
Income tax	42,557.91
Other tax from value increased tax and income tax	19,766.10
Other operating activities	190,536.26
Amount of cash flow out from operating activities	905,907.42
Net cash flow from operating activities	333,078.64
Investing activities	-
Cash gained from disposing fixed, intangible and long-term assets	3,627.57
Amount of cash flow in from investing activities	3,627.57
Disposing fixed, intangible and long-term assets	11,951.27
Net cash flows from investing activities	(8,323.70)
Financing activities	-
Dividend and interest	102,781.14
Net cash flows from financing activities	(102,781.14)
Net increased amount of cash and cash equivalent	221,973.77
Adjusting net profits to operating activities	-
Net profits	216,041.06
Depreciation	141,741.92
Amortized intangible and other assets	8,188.02
Reduced amortized expenses (less: increased)	536.87
Loss of fixed assets depletion	1,281.74
Reduced inventory (less: increased)	(40,713.00)
Increased accounts payable (less: reduced)	78,591.86
Reduced accounts receivable (less: increased)	(72,589.84)
Net cash flows from operating activities	333,078.64
Net increased of cash and cash equivalent	-
Cash of year ending	436,229.23
Less: cash of year beginning	214,255.52
Net increased of cash and cash equivalent	$221,973.80

TIAN'AN PHARMACY (Xiamen) Co., LTD.

Income and Retained Earnings

December 31, 1999

(In U.S. Dollars)

ITEM
Revenue from sales	1,026,377.83
Less: sales tax	4,295.28
Less: cost of sales	463,860.79
Gross profit from sales	558,221.76
Less: sales expense	102,915.08
Management expense	313,656.36
Financial expense	(2,564.77)
Interest expense (less: interest earning)	(2,670.32)
Profit from sales	144,215.09
Add: Profit from other business	7,681.38
Profit from operation	151,896.47
Revenue of other business	105,586.20
Less: costs of other business	2,901.18
Total profits	254,581.48
Less: income tax	38,540.43
Net profits	216,041.06
Less: the funds of deposit	9,723.13
Dividable profits	206,317.93
Retained earnings of year ending	206,317.92

TIAN'AN PHARMACY (Xiamen) Co., LTD.

NOTES TO FINANCIAL STATEMENTS, December 31, 1999

(In US dollars)

Note 1 - Basic situation

1. One original investor, Mr. Zhen Yixiang, transferred all his equity and responsibility into Tian'an Investments Ltd. based on the document "changing investor of Tian' an Pharmacy (Xiamen) Co., Ltd. approved by Xiamen Government (document No 1998-670). After this investor's change, the company is now solely owned. This change has neither being reviewed by a chartered accountant nor being processed in accounting in China.

Note 2 - Explanation for financial statements

2. Cash $ 62.89

3. Total deposit in Bank $436,166.38 including RMB3,519,835.15, ($425,614.89) $3,157.53 equivalent to RMB25,955.53 and HK$57,386.20 equivalent to RMB61,306.26 ($7,413.09)

4. Account receivable $172,376.04 is in RMB currency.

5. Prepaid $3,943.05 is in RMB currency

6. The other account receivable $166,396.64 including normal receivable $6,812.09, deposit $846.43 and temporary loan to the union and employees $12,091.90, and other temporary account receivable $370.01.

7. Amortization fee $2,396.82 including guard security fee $1,571.95, vehicle insurance $794.65 and garbage process fee $30.23.

8. Inventory $337,261.55 including raw materials $106,332.02, package materials $15,345.67 and finished products $208,646.78.

9. Fixed assets and accumulated depreciation are as below:

	At cost	Depreciation period year	Accumulated Depreciation	At value
Building	$1,294,656.23	20 years	$187,241.15	$1,107,415.09
Equipment	38,837.57	10 years	85,041.22	236,145.50
Vehicles	21,685.34	5 years	19,516.80	2,168.54
Others	313,439.38	5 years	129,191.01	184,248.36
Total	$1,950,967.67		$420,990.18	$1,529,977.49

10. Intangible assets:

	At cost	Amortization in 1999	Net value at year end 1999	Amortization time
Property tenure	383,883.72	8,188.02	378,695.70	555 months

11. Account payable $10,563.04 is in RMB currency.

12. Tax payable $20,032.66 including income tax $12,213.92, value added tax $7,341.55 , and payable for social development fee $220.23 and additional fees for infrastructure $256.95.

13. The other payable $16,612.98 including payable for varieties fees $12,386.16, payable for received third party's fees $1,078.43, payable for deposit $3,072.55 and the other temporary account payable $75.84.

14. Benefits and bonus foundation $20,187.87 including the balance at the year beginning $25,187.31, plus $16,631.06 withdraw based on a rate of total payroll, minus the payment $21,630.50 this year.

15. Net received capital

Investors	Invested Capital
Mr. Zhen Yixiang, etc.	2,414,028.42

The registered capital for the company is $2,414,028.42, and was fully paid when registered and justified by the chartered accountant in China.

16. The reservation foundation $191,250.11 including the balance at the year beginning $180,910.45 plus $10,339.78 withdraw from the earning this year.

17. Sales income $1,026,377.83 comes from domestic sales.

18. The cost of sales $102,914.15 is mainly (80.28%) from salary $35,671.10, promotion fees $19,347.04, travel expenditure $18,149.94 and transportation fees $9,347.04.

19. Of management expenditure $31,365.18, 62.97% of which is from depreciation $85,078.60, salary $61,717.05, security guard fees $19,226.12, welfare $16,626.36 and tax $14,848.85. 20. financial cost (-2,563.48) including interests (-2,672.31) and service fee $108.83 from the Bank. 21. Profit from other business $7,681.38 is from the rent.

22. Extraordinary income $105,586.20 is tax refund from year 1997 and 1998.

23. Extraordinary expenditure $2,780.26 comes from the penalty fees $679.99, wasted finished products $939.45, losses from processing fixed assets $1,281.74.

24. The company's income tax is calculated as below:

Total income	254,581.48
Plus: penalty and delay fees	679.99
Surplus cost for public relation	1,674.70
Total	256,936.17
Income tax rate	15%
Income tax in 1999	38,540.43
Total income tax paid	38,540.43

Auditor's Report - Year 1998

Xiahuatianwai Audit No. (1999) 053

To: Tian' an Pharmacy (Xiamen) Co., Ltd.

We are commissioned by the Tian' an Pharmacy (Xiamen) Co., Ltd. to conduct an audit for the balance sheet as of December 31, 1998, and its income statement and cash flow including the accountant's notes in 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on theses financial statements based on our audit.

We conduct our audit in accordance with the independent auditing standard of the chartered accountant in China. We have processed the necessary auditing methods including the random check from the accounting records.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at 31 December1998 and the result of its operations, and cash flows in 1998 in conformity with the corporation accounting standard and the related financial and accounting regulation of the state. It is also in the line of the constant principles for the accountant to conduct these financial statements in the selected way.

Xiamen Huatian CPA Co. Ltd.

Chartered Accountant: Xie, Luozen

4th floor, 43 Meihu Rd., Xiamen, China

January 26, 1999

TIAN'AN PHARMACY (Xiamen) Co., LTD.

Balance Sheet

December 31, 1998

(In U.S. Dollars)

ASSETS
Cash	$ 228.25
Bank Deposit	214,027.27
Accounts receivable	261,638.04
Less: bad debt preparing	2,007.29
Prepaid accounts	2,742.56
Other accounts receivable	10,297.65
Amortized expenses	2,933.70
Inventory	296,548.55
-
Amount of current assets	786,408.74
-
Fixed assets, at cost	1,947,480.73
Less: accumulated depreciation	282,803.27
Net fixed assets	1,664,677.46
-
Land using right	386,883.72
Amount of intangible assets	386,883.72
Amount of assets	2,837,969.91
Liabilities and Shareholders' equity
Account payable	24,795.03
Taxes payable	27,701.69
Account payable - others	61,949.15
Benefit and bonus fund for employees	25,187.31
-
-
Total of current liabilities	139,633.18
-
Shareholders' Equity	-
Share Capital (HK $20 million)	2,414,028.51
-
Reserved Found	180,910.45
Retained Earnings	103,397.78
-
Total of shareholders' equity	2,698,336.74
Total of liabilities shareholders' equity	$2,837,969.91

TIAN'AN PHARMACY (Xiamen) Co., LTD.

Statement of Cash Flows

December 31, 1998

(In U.S. Dollars)

ITEM
Cash derived from (used for)
Operating activities
Cash from sales and providing labor	$1,469,615.67
Cash from other operating activities	23,508.23
Amount of cash flow in from operating activities	1,493,123.90
Purchasing and labor	554,001.29
Salaries	146,710.21
Value increased tax	200,554.14
Income tax	79,157.70
Other tax from value increased tax and income tax	24,936.33
Other operating activities	233,407.22
Amount of cash flow out from operating activities	1,238,766.80
Net cash flow from operating activities	254,357.01
Investing activities	-
Cash gained from disposing fixed, intangible and long-term assets	134,731.40
Net cash flows from investing activities	(134,731.40)
Financing activities	-
Cash paid for dividend and interest	499,511.31
Net cash flows from financing activities	(499,511.31)
Amount effected by currency exchange	18.57
Net increased amount of cash and cash equivalent	$(379,867.14)
Adjusting net profits to operating activities
Net profits	$103,397.78
Depreciation	143,986.98
Amortized intangible assets	8,188.02
Financing expenses	(7,700.51)
Amortized expenses (less: increased)	738.01
Reduced inventory (less: increased)	48,679.85
Reduced accounts receivable (less: increased)	(46,796.48)
Increased accounts payable (less: reduced)	3,863.36
Net cash flows from operating activities	254,357.01
Net increased of cash and cash equivalent	-
Cash of year ending	214,255.52
Less: cash of year beginning	594,122.66
Net increased of cash and cash equivalent	$(379,867.14)

TIAN'AN PHARMACY (Xiamen) Co., LTD.

Income and Retained Earnings

December 31, 1998

(In U.S. Dollars)

ITEM
Revenue from sales	$1,308,859.82
Net revenue from sales	1,308,859.82
Less: sales tax	11,009.25
Less: cost of sales	674,657.39
Gross profit from sales	623,193.18
Less: sales expense	113,536.67
Management expense	277,886.89
Financial expense	(10,988.81)
Interest expense (less: interest earning)	(3,620.72)
Foreign exchange expense (less: foreign exchange)	(7,700.51)
Profit from sales	242,758.42
Profit from operation	242,758.42
Less: cost of other business	33,654.83
Add: adjustment of profit and loss last few years	(31,320.19)
Total profits	177,783.41
Less: income tax	74,385.63
Net profits	$103,397.78

TIAN'AN PHARMACY (Xiamen) Co., LTD.

Income and Retained Earnings

December 31, 1998

(In U.S. Dollars)

ITEM
Net profits	$103,397.78
The funds of deposit	60,250.51
Add: retained earnings of year beginning	602,505.09
Dividable profits	645,652.36
Less: divided dividend	542,254.58
Dividend of foreign party	542,254.58
Retained earnings of year ending	$103,397.78

TIAN'AN PHARMACY (Xiamen) Co., LTD.

NOTES TO FINANCIAL STATEMENTS, December 31, 1998

(In US dollars)

Note 1 - Basic situation

1. Since October 1997, the company has been an advanced tech enterprise that can enjoy tax preferences with income tax rate only 10 present.

2. Due to the limitation period of products quality guarantee, the company stopped production for 4 months

Note 2 - Explanation for financial statements

3. Total deposit $214,027.27 in banks including RMB1,684,504.06, ($203,688.52) $3,086.05 and HK$56,134.10 ($7,215.18).

4. Account receivable $261,638.04 is receivable for sales of goods in RMB currency.

5. The other account receivable $10,297.65, including varieties of deposit $846.43, loan receivable $6,045.95 and other temporary account receivable $3,405.26.

6. Inventory $296,548.55 including raw materials $36,836.23, package materials $15,345.67 and finished products $244,366.65.

7. The fixed assets and accumulated depreciation are as below:

	At cost	Depreciation period year	Accumulated Depreciation	Net book value
Building	$1,294,656.23	20	$128,993.10	$1,165,663.13
Equipment	364,828.80	10	64,906.45	417,213.77
Vehicles	30,149.67	5	22,437	7,712.67
Others	257,846.03	5	66,466.73	74,087.88
Total	$1,947,480.73		$282,803.27	$1,664,677.46

8. Account payable US $24,795.03 is payable in RMB currency.

9. Tax payable US$27,701.69 including value added tax US$10,372.71, income tax US$16,231.40, additional fees for infrastructure US$563.81 and payable for social development fees US$507.17.

10.The other payable US$61,949.15 including payable for new building engineering fees US $51,148.73, payable for other fees US$9,679.42 and other temporary account payable US $1,121.00.

11. Net received capital below:

Investors	Invested Capital	Invested in 1998
Mr. Zhen Yixiang, etc.	457,971.98 (cash)
	1,956,056.53	30,651.37
		Dividends
Total	2,414,028.51	30,651.37

The registered capital for the Company is $2,414,028.51, and was fully paid when registered and was justified by the chartered accountant in China.

12. Extraordinary expenses $33,654.83 including penalty fees $27,916.01, sponsor fees $1,269.65 and other fees $4,469.17.

13. Adjustment for year-end deficits in 1997 (-31320.19) including extra refund from value added tax $2,219.33, the payment for unpaid value added tax $29,100.86 for previous year.

14. The company's income tax is calculated as below:

Total income	177,783.41
Plus: penalty and delay fees	27,916.01
Surplus cost for public relations	3,494.33
Deferred previous value added tax	29,100.86
Out of pocket expenditure	5,738.81
Total	29,508.27
Income tax rate	10%
Income tax	24,403.34
Plus: previous years' unpaid income tax	49,982.28
Total income tax paid	74,385.63

REPORT ON REVIEW OF PRO FORMA FINANCIAL INFORMATION

We have reviewed the pro forma adjustments reflecting the transaction described in Note 1 and the application of those adjustments to the historical amounts in the accompanying pro forma condensed balance sheet of TZF International Investments, Inc. as of December 21, 2000, and the pro forma condensed statement of income then ended covering the period from January 1, 2000 to December 21, 2000. These historical condensed financial statements are derived from the historical unaudited financial statements of TZF International Investments, Inc., which were reviewed by us, and of Tian'an Pharmacy (Xiamen) Co., Ltd., which were reviewed by other accountants. Such pro forma adjustments are as described in Note 2. Our review was conducted in accordance with standards established by the American Institute of Certified Public Accountants.

A review is substantially less in scope than an examination, the objective of which is the expression of an opinion on management's assumptions, the pro forma adjustments, and the application of those adjustments to historical financial information. Accordingly, we do not express such an opinion.

The objective of this pro forma financial information is to show what the significant effects on the historical information might have been had the transaction occurred at an earlier date. However, the pro forma condensed financial statements are not necessarily indicative of the results of operations or related effects on financial position that would have been attained had the above-mentioned transaction actually occurred earlier.

Based on our review, nothing came to our attention that caused us to believe that management's adjustments do not provide a reasonable basis for presenting the significant effects directly attributable to the above-mentioned transaction described in Note 1, that the related pro forma adjustments do not give appropriate effect to those adjustments, or that the pro forma column does not reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma condensed balance sheet as of December 21, 2000, and the pro forma condensed statement of income for the period then ended covering the period from January 1, 2000 to December 31, 2000.

Moen and Company

Chartered Accountants

February 28, 2001

Vancouver, Canada

T.Z.F. INTERNATIONAL INVESTMENTS, INC.

(Formerly Sabai Sabai Enterprises Corp.)

(A Nevada Corporation)

(A Development Stage Company)

Unaudited - Pro Forma Balance Sheet

(in U.S. Dollars)

	TZF September 30, 2000	Tian'an December 21, 2000	Pro Forma Adjustments	Pro Forma December 21, 2000
ASSETS
Current Assets
Cash and equivalents	$ 308,154	$ 103,910(1)	($385,765)	$ 26,299
Accounts receivable	294,223	198,910		493,133
Short term loans	-	831,875		831,875
Prepaid expenses and deposits	5,384	5,069		10,453
Inventories, at lower of cost or market	-	449,147		449,147
Advance on inventory purchase	102,511	-		102,511
Subscriptions receivable	402,622	-		402,622
Total Current Assets	1,112,894	1,588,911	(385,765)	2,316,040
Deposits on acquisitions	1,824,924	-(1)	(1,268,135)	556,789
Fixed assets, at cost
Less: accumulated depreciation	75,621	1,405,851		1,481,472
Goodwill, on acquisition	-	-(2)	147,177	147,177
Intangible assets	-	-
Technology Rights	4,038,229	-		4,038,229
Other Assets
Rights of Use of Land	-	370,508		370,508
Deferred expenses, net of amortization	-	27,957		27,957
	$7,051,668	$3,393,227	($1,506,723)	$8,938,172
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Bank loan	$ -	$ 483,676		$ 483,676
Accounts payable and accrued	29,853	52,097		81,950
Taxes and payroll deductions payable	59,227	33,222		92,449
Management fees payable	185,274	-		185,724
Due to related parties	909,694	-(1)	1,104,947	2,014,641
Total Current Liabilities	1,184,498	568,995	1,104,947	2,858,440
Due on Acquisition		(1)	2,758,847
		(1)	(1,268,135)
		(1)	1,104,947
		(1)	(385,765)
Deferred Liabilities
Liabilities for pensions	-	212,562		212,562
	1,184,498	781,557	1,104,947	3,071,002
Stockholders' Equity
Common stock-par value	2,566	2,414,028 (2)	(2,414,028)	2,566
Additional paid-in capital	6,629,864	-		6,629,864
Retained Earnings		197,642 (2)	(197,642)
Deficit accumulated during the development stage	(765,832)	-		(765,832)
Cumulative translation	572	-		572
Total Shareholders' Equity	5,867,170	2,611,670	(2,611,670)	5,867,170
	$7,051,668	$3,393,227	($1,506,723)	$8,938,172

See Notes to Pro Forma Financial Statements

T.Z.F. INTERNATIONAL INVESTMENTS, INC.

(Formerly Sabai Sabai Enterprises Corp.)

(A Nevada Corporation)

(A Development Stage Company)

Unaudited - Pro Forma Statement of Operations

(in U.S. Dollars)

	TZF for the period January 1, 1999 to December 31, 1999	Tian'an for the period January 1, 1999 to December 31, 1999	Pro Forma for the period January 1, 1999 to December 31, 1999
REVENUE
Sales	$ -	$1,026,378	$1,026,378
Other income	-	105,862	105,862
Interest income	956	2,670	3,626
	956	1,134,910	1,135,866
Less: Sales tax	-	(4,295)	(4,295)
	956	1,130,615	1,131,571
Cost of Sales		463,861	463,861
Gross Profit	956	666,754	667,710
Operating Costs
Selling expenses	-	102,915	102,915
Financial expenses	-	(2,565)	(2,565)
General and administrative expenses	8,471	311,823	320,294
	8,471	412,173	420,644
Profit (Loss), before income tax	(7,515)	254,581	247,066
Income tax	-	38,540	38,540
Net Profit (Loss), after income tax	$(7,515)	$216,041	$208,526
Net Profit Per Share			$0.13
Weighted Average Shares Outstanding			1,550,000

See Notes to Pro Forma Financial Statements

T.Z.F. INTERNATIONAL INVESTMENTS, INC.

(Formerly Sabai Sabai Enterprises Corp.)

(A Nevada Corporation)

(A Development Stage Company)

Unaudited - Pro Forma Statement of Operations

(in U.S. Dollars)

	TZF for the period January 1, 2000 to September 30, 2000	Tian'an for the period January 1, 2000 to December 21, 2000	Pro Forma for the period January 1, 2000 to December 21, 2000
REVENUE
Sales	$272,599	$1,017,487	$1,290,086
Other income	-	14,816	14,816
Interest income	915	-	915
	273,514	1,032,303	1,305,817
Less: Sales tax	-	(3,269)	(3,269)
	273,514	1,029,034	1,302,548
Cost of Sales	269,518	526,070	795,588
Gross Profit	3,996	502,964	506,960
Operating costs
Selling expenses	102,088	71,520	173,608
Financial expenses	-	(23,309)	(23,309)
General and administrative expenses	659,110	221,567	880,677
	761,198	269,778	1,030,976
Profit (Loss), before income tax	(757,202)	233,186	(524,016)
Income tax	-	34,980	34,980
Net Profit (Loss), after income tax	$(757,202)	$198,206	$(558,996)
Net Profit (Loss) per share			$(0.03)
Weighted average shares outstanding			14,725,770

See Notes to Pro Forma Financial Statements

T.Z.F. INTERNATIONAL INVESTMENTS, INC.

(Formerly Sabai Sabai Enterprises, Corp.)

(A Nevada Corporation)

(A Development Stage Company)

Notes to Unaudited Pro Forma Financial Statements

Note 1. Business Transaction

On December 21, 2000, the Company's wholly owned subsidiary, TZF International Herbs Investment Inc. ("the Company"), acquired 100% of the issued and outstanding shares of Tian'an Investment Limited ("Tian'an"), a British Virgin Islands company with an office in Hong Kong, for the total price of HK$21,500,000 (US$2,758,847), which was paid in cash in three installments. The Company paid the first installment totaling HK $6,638,318.09 (approximately US $851,100), in two parts on July 7 and July 10, 2000. The second installment of HK $6,261.91 (approximately US $802,800), and the final installment of HK$8,600,000.00 (approximately US $1,104,947), which were paid on October 20, 2000 and December 20, 2000, respectively, were both paid by Xin Chen, one of the principal shareholders.

The sole asset of Tian'an is its 100% ownership of Tian'an Pharmacy (Xiamen) Co., Ltd.("Tian'an Pharmacy"), a manufacturer of Chinese biological and herbal medicine products. Tian'an Pharmacy has a plant which is located in the Torch High Tech Development Zone of Xiamen, China, where it currently conducts research and development, and produces herbal and biological medicines which it distributes and sells in China.

Note 2. Accounting Adjustments to Pro Forma Balance Sheet

Descriptions to accounting adjustments are as follows:

1. Acquisition of Tian'an for cash

2. Eliminations on consolidation and recording of goodwill on purchase.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T.Z.F. INTERNATIONAL INVESTMENTS, INC.

By:/S/ CHUNG YU

Chung Yu, President

Date: March 26, 2001

Exhibit 2.1 - Share Transfer Agreement, dated June 17, 2000, between the Company and Weimin Zeng, Chin-Chung Wu and Shen-Chuan Chiang.

Share Transfer Agreement

Transferor: Weimin Zeng, Chin-Chung Wu, Shen-Chuan Chiang (collectively called "Party A")

Transferee: T.Z.F. International Herbs Investments Inc. (hereinafter called "Party B")

Legal Representative: Xin Chen

Based on friendly consultations on the transfer of all issued and outstanding shares held by Weimin Zeng, Chin-Chung Wu and Shen-Chuan Chiang in Tian'an Investments Limited to Party B, Party A and Party B have reached agreement on the following terms and conditions to be complied the Parties:

1. Tian'an Investments Limited is an international business corporation registered in British Virgin Islands and Tian'an Pharmacy (Xiamen) Co. Ltd. is the only assets and wholly owned company of Party A. Party A agrees that it shall transfer to Party B all its shares in Tian'an Investments Limited (including the ownership of Tian'an Pharmacy (Xiamen) Co. Ltd.) and its assets. As at May 31, 2000, the total value of the assets of Tian'an Pharmacy (Xiamen) Co. Ltd. stands at RMB22,887,000 with a net asset value at RMB22,466,000 (which value shall be confirmed by Party A in its financial statements). The Base Date for the purpose of calculation of share transfer shall be May 31, 2000.

2. Party B is a public company incorporated in the Province of British Columbia of Canada. Party B hereby agrees to the transfer of Party A's shares and assets to Party B. The legal representative for Party B, Mr. Xin Chen, is also the legal representative of Xin Hai Group Co. Ltd. of Shenzhen. Party B and its legal representative hereby fully authorize President of Party B, Mr. Chung Yu to sign this Agreement on behalf of Party B, and Party B shall provide relevant certification as to its legal representative and provide the Minutes of its Board meetings.

3. The total transfer price (the "Transfer Price") for the transfer of all Party A's shares in Tian'an Investments Limited and all its assets is hereby determined to be HK$22,000,000, based on the figures provided by Tian'an Pharmacy (Xiamen) Co. Ltd. in its May 31, 2000 financial statements.

4. For any profits or loss arising after May 31, 2000, in connection with the operation of Tian'an Pharmacy (Xiamen) Co. Ltd. and Tian'an Investments Limited, it shall be the responsibility of Party B and not Party A. In view of the time span between the Base Date and the actual completion date as provided for below, and in order to protect the interests of Party B, all expenses in connection with the operation of Tian'an Pharmacy (Xiamen) Co. Ltd. and Tian'an Investments Limited after May 31, 2000 up to the completion of transfer of assets to Party B, shall be endorsed by Party B.

5. Terms of payment of the Transfer Price from Party B to Party A:

(1) Within 10 days from the date of this Agreement, Party B shall make an initial payment of the Transfer Price in the amount of HK$6.6 million, which amount shall be deposited into the following bank account:

Recipient: Wu, Chin Chung

Account No.: 10336966

Bank: Citibank, N.A., Hankow Centre

Address: 4B Ashley Road, Hankow Centre, Tsimshatsui, Kowloon, Hong Kong

(2) On or before August 30, 2000, Party B shall make the second payment in the amount of HK$6.6 million, which amount shall be deposited into the following bank account:

Recipient: Wu, Chin Chung

Account No.: 10336966

Bank: Citibank, N.A., Hankow Centre

Address: 4B Ashley Road, Hankow Centre, Tsimshatsui, Kowloon, Hong Kong

(3) On or before October 31, 2000, Party B shall make the third payment in the amount of HK$8.8 million, which amount shall be deposited into the following bank account:

Recipient: Wu, Chin Chung

Account No.: 10336966

Bank: Citibank, N.A., Hankow Centre

Address: 4B Ashley Road, Hankow Centre, Tsimshatsui, Kowloon, Hong Kong

The parties agree that the place of payment shall be Hong Kong. Upon receipt of each payment from Party B, Party A shall provide acknowledgments of receipt. Upon receipt of all the 3 payments, title to all the assets of Tian'an Investments Limited shall be transferred to Party B.

6. In view of the facts that due to time and other factors, the parties have not conducted regular auditing of the balance and assets of Tian'an Investments Limited and Tian'an Pharmacy (Xiamen) Co. Ltd., the transferor hereby warrants and guarantees that:

6.1 All information regarding Tian'an Investments Limited and Tian'an Pharmacy (Xiamen) Co. Ltd. provided by the Transferor to the Transferee is true and accurate, all material facts which should be disclosed to Party B have been duly disclosed (where such facts may directly or indirectly bearing on all the interests of the Transferee), the assets are free from any mortgage or lien or other liabilities, and Party A is not indebted to anyone. Party A shall be responsible for any Party B's loss or damage arising from any misrepresentation of the above.

6.2 Tian'an Pharmacy (Xiamen) Co. Ltd. is the sole asset legally held by Tian'an Investments Limited. Tian'an Investments Limited does not otherwise have any assets or liabilities, has not provided any form of security or is indebted to any third party. Party A shall be responsible for all Party B's loss and damage arising from any misrepresentation of the above.

6.3 The directors of Tian'an Pharmacy (Xia Man) Co. Ltd. and Tian'an Investments Limited shall jointly provide a written covenant and guarantee with regard to the representations contained in paragraphs 6.1 and 6.2 above, to be duly witnessed by a lawyer.

6.4 The share transfer contemplated herein shall include the transfer of all the assets recorded in the books of Tian'an Pharmacy (Xiamen) Co. Ltd., all unrecorded assets or intangible assets of Tian'an Pharmacy (Xiamen) Co. Ltd., and all drugs already developed or being developed by Tian'an Pharmacy (Xiamen) Co. Ltd., such as and Ling Long Capsules.

6.5 There should not be any unusual or unreasonable expenditures within a month prior to or after the date of this Agreement causing any negative impact on the interests of Tian'an Pharmacy (Xiamen) Co. Ltd. (Any expenses in connection with the share transfer transaction contemplated hereunder shall not be covered by Tian'an Pharmacy (Xiamen) Co. Ltd., but shall be shared by Party A and Party B).

7. The parties agree that on the date immediately after the date of this Agreement, they shall retain Mai Leong, Lam & Co., Solicitors and Notaries of Hong Kong to prepare all the legal documents in connection with the share transfer and shall jointly authorize this law firm to complete all the legal procedure in connection with the transfer upon confirmation of the receipt of initial payment of the Transfer Price from Party B to Party A. All the legal expenses shall be shared equally by Party A and Party B. Where, after receiving the initial payment from Party B, Party A is unable to timely complete the procedure of share transfer, it shall be deemed to be a breach of this Agreement and a penalty of HK$6.6 million shall be payable to Party B.

8. When Party A has received the initial payment of the Transfer Price from Party B, Party B shall dispatch a team of management and financial people to Tian'an Pharmacy (Xiamen) Co. Ltd. to commence relevant work. Party A shall assist the work of such personnel from Party B. Where the share transfer procedure has been duly completed and all payments have been duly received, Party A shall transfer all power and rights of management of Tian'an Pharmacy (Xiamen) Co. Ltd. to Party B. Pending full payments by Party B, Mr. Weimin Ceng shall be retained to be the Chairman of the Board and General Manager of Tian'an Pharmacy (Xiamen) Co. Ltd. to keep all the relevant legal documents and the corporate seal of the company.

In order to protect the interests of Party A, until and unless Party B has completed the share transfer and made full payment of the Transfer Price, any directors or members from Party B shall not be allowed to dispose of any assets in Tian'an Pharmacy (Xiamen) Co. Ltd.

9. Pending the completion of the share transfer procedure and transfer of the management power and rights, Party A shall guarantee the continued normal operation of Tian'an Pharmacy (Xiamen) Co. Ltd. and stability of its human resource, and protect the integrity of the assets in the company. Party A expressly represents and warrants that neither Tian'an Pharmacy (Xiamen) Co. Ltd. nor Tian'an Investments Limited has provided any pledge, mortgage, or guarantee in connection with the assets or otherwise have other liabilities.

10. If Party B fails to make the payment of the Transfer Price pursuant to the provisions under paragraph 5, it shall be deemed to be a breach of this Agreement, in which case, Mai Leong, Lam & Co. shall be allowed to return any shares already transferred to Party B back to Party A. Party A shall be responsible for all relevant legal expenses arising in connection therewith. All payments of Transfer Price paid by Party B prior to such a breach shall be forfeited by Party A as damage.

11. Where either party is in breach of any provisions of this Agreement, it shall be liable for any damage suffered by the non breaching party.

12. Schedule I to this Share Transfer Agreement shall enjoy equal force at the body of this Agreement.

13. This Agreement shall be kept in 5 copies with each of Party A and Party B keeping 2 copies, and one copy to be retained by Mei Leong, Lam & Co.

Party A Party B

signed by Weimin Zeng and Chin-Chung Wu signed by Chung Yu

for and on behalf of T.Z.F. International Herbs Investment Inc.

Dated: June 17, 2000 Dated: June 17, 2000

Notes from T.Z.F International Herbs Investment Inc.:

1. Schedule I contains representations by Party A as to its financial statements and assets and validity of certain title documents.

2. Schedule II is an amendment to the Share Transfer Agreement whereby the Transfer Price is adjusted to be HK$21,500,000, the final payment and completion date is adjusted to December 20, 2000. This Amendment has further provided for an interim procedure for the final transfer of the share and assets by Party A to Party B.

Exhibit 2.1a - Addendum I to Share Transfer Agreement dated June 17, 2000, between the Company and Weimin Zeng, Chin-Chung Wu and Shen-Chuan Chiang.

Addendum I to Share Transfer Agreement

Transferor: Weimin Zeng, Chin-Chung Wu, Shen-Chuan Chiang (collectively called "Party A")

Transferee: T.Z.F. International Herbs Investment Inc. (hereinafter called "Party B")

Legal Representative: Xin Chen

Party A and Party B entered into a Share Transfer Agreement dated June 17, 2000. This Addendum I to the Share Transfer Agreement records certain specific terms and conditions in the execution of the Share Transfer Agreement.

(1) Party A represents and warrants that:

1. The Equipment List of Tian'an Pharmacy (Xiamen) Co. Ltd. provided by Party A is accurate and correct record of the assets of Tian'an Pharmacy (Xiamen) Co. Ltd.

2. The Lands purchased by Tian'an Pharmacy (Xiamen) Co. Ltd. located in Xiamen Hi-tech Developments Zone is properly registered at and approved by the government of Xiamen, and Party A has in its possession the legal and complete site plan, land purchase agreement and land purchase invoice as well as other documentation necessary for the purchase of the lands, and purchase price has been duly paid by Party A. Party A shall be responsible for any liability arising on or before May 31, 2000 should there be any dispute.

3. Tian'an Pharmacy (Xiamen) Co. Ltd. does not have any undisclosed liability, debt, guarantee, or mortgage.

4. The financial statements as at May 31, 2000, provided by Tian'an Pharmacy (Xiamen) Co. Ltd. is accurate and Party A shall be fully responsible for it.

5. Party A specifically undertakes not to transfer any asset to anyone during the time when Mr. Weimin Zeng is retained by Party B as the Chairman of the Board and General Manager of Tian'an Pharmacy (Xiamen) Co. Ltd. Where Party B needs to apply for a loan not exceeding RMB 10 million from any bank, Party A agrees to unconditionally sign and seal such application, and to provide such assistance as and when needed.

(2) Party B agrees that:

1. Any delay by Party B in paying the transfer price shall be deemed default and Mei Leong, Lam & Co. is hereby authorized, in case of such default, to transfer any shares then under the name of Party B back to Party A. Party B agrees not to dispute such transfer.

2. Where Party B has not made full payment of the transfer price, Party B shall be allowed to take a bank loan not exceeding RMB 10 million, and shall not be allowed to dispose of any assets of Tian'an Pharmacy (Xiamen) Co. Ltd.

3. Party A and Party B specifically agree that, with regard to the agency agreement with Shenzhen Jintianyuan Enterprises Co. Ltd., Party B shall be responsible for the payment and other obligations thereunder, based upon the April 2, 2000 version of the agency agreement between Tian'an Pharmacy (Xiamen) Co. Ltd. and Shenzhen Jintianyuan Enterprises Co. Ltd.

(3) Attachments:

1. 3 copies of Land Title Certificates of Tian'an Pharmacy (Xiamen) Co. Ltd., certified by Party A.

2. Tian'an Pharmacy (Xiamen) Co. Ltd. financial statements dated as at May 31, 2000, certified by Party A.

3. Tian'an Pharmacy (Xiamen) Co. Ltd. Equipment List, certified by Party A.

4. Project Agency Agreement signed on April 2, 2000 by Tian'an Pharmacy (Xiamen) Co. Ltd. and Shenzhen Jintianyuan Enterprises Co. Ltd., certified by Party A.

This Addendum I to Share Transfer Agreement shall be maintained in 5 copies and shall be effective once signed by authorized representatives of both parties. Party A and B shall each keep 2 copies, and Mei Leong, Lam & Co. shall keep one copy.

Party A Party B

signed by Weimin Zeng and Chin-Chung Wu signed by Chung Yu on behalf of

T.Z.F. International Herbs Investment Inc.

Dated: June 17, 2000 Dated: June 17, 2000

Exhibit 21.b - Addendum II to Share Transfer Agreement dated June 17, 2000, between the Company and Weimin Zeng, Chin-Chung Wu and Shen-Chuan Chiang.

Supplementary Share Transfer Agreement (Addendum II)

Transferor: Weimin Zeng, Chin-Chung Wu, Shen-Chuan Chiang (collectively called "Party A")

Transferee: T.Z.F. International Herbs Investment Inc. (hereinafter called "Party B")

Legal Representative: Xin Chen

WHEREAS, Party A and Party B entered into a Share Transfer Agreement (the "Agreement") and Addendum I to Share Transfer Agreement (collectively referred to as the "Master Agreement") on June 17, 2000 in Hong Kong and WHEREAS the parties intend to further clarify the obligations and rights of the respective parties and deal with issues in the Master Agreement, the parties have now decided to enter into this Supplementary Share Transfer Agreement (Addendum II) ("Supplementary Agreement") on the following terms and conditions:

1. The parties have agreed, through friendly consultation, to adjust the transfer price in connection with all the issued and outstanding shares in the capital stock of Tian'an Investments Limited and the acquisition of its wholly owned subsidiary Tian'an Pharmacy (Xiamen) Co. Ltd. so that the transfer price now be HK$21,500,000.00.

2. The payment of the transfer price shall be made pursuant to the following revised term and amounts:

1) Party A received a total of HK$6,638,318.09, being the first payment of the transfer price as agreed to by the parties and paid by Party B. The said amount was received by Party A in its bank account in Hong Kong on July 7, 2000 as to HK$5,304,823.00 and on July 10, 2000 as to HK$1,333,495.09. Party A hereby acknowledges the receipt of such amounts.

2) On or about October 20, 2000, Party B shall make a second payment to Party A's bank account specified below in the amount of HK$6,261,681.91:

Recipient: Chin-Chung Wu

Account No.: 10336966

Bank: Citibank, N.A., Hankow Centre

Address: 4B Ashley Road, Hankow Centre

Tsimshatsui, Kowloon

Hong Kong

3) On or before December 20, 2000, Party B shall make the third payment in the amount of HK$8,600,000.00. The parties agree that the closing shall be at the offices of Mei Leong, Lam & Co. at 11:00 a.m. of the closing date. At the closing, Mei Leong, Lam & Co. shall provide to the representatives of Party B all the documents listed in paragraph 2 of Attachment A and Party B shall provide to Party A a HK$ bank draft payable to Chin-Chung Wu in the amount of HK$8,600,000.00. Party B shall be permitted to have the closing take place any time before December 20, 2000, provided that Party B provides a 6 working day notice in advance (fax notice acceptable) to Party A and Mei Leong, Lam & Co.. Should Party A or Mei Leong, Lam & Co. fail to perform their respective obligations under this Supplementary Agreement and the Master Agreement, then Party A shall be deemed to be in default, in which case, Party A shall, on or before December 26, 2000 unconditionally return the first payment from Party B in the amount of HK$6,638,318.09, and Party B shall at the same time be entitled to a liquidate damage in the amount of HK$6,600,000. Party B shall be deemed to be in default if Party B does not make the payment in accordance with the terms hereunder, in which case, the parties shall instruct Mei Leong, Lam & Co. to return all the documents listed in Attachment A hereunder to Party A, and Party A shall be allowed to transfer the shares back to Party A, with relevant legal cost to be borne by Party A, and all transfer price payment by Party B to Party A up to the date of default shall be forfeited to Party A as default penalty.

4) Party B's performance of the obligation under paragraph 2.3 hereunder shall be conditional upon Party A's performance of obligations under paragraph 9.1 and 2 hereunder.

5) Weimin Zeng, Chin-Chung Wu and Shen-Chuan Chiang hereby appoint Chin-Chung Wu as the person authorized to receive all the funds payable hereunder and under the Master Agreement as agent for Weimin Zeng and Shen-Chuan Chiang, and further agree that Party B's payment under paragraphs 2.2 and 2.3 to Chin-Chung Wu shall mean full performance of Party B's duties and obligations under the Master Agreement and this Supplementary Agreement.

3. The parties have agreed to the following in connection with the amendment of the amount and mode of payment of the transfer price hereunder:

1) Neither Party B nor Tian'an Pharmacy (Xiamen) Co. Ltd. shall be responsible for the obligation to pay commission under an agreement signed by Mr. Weimin Zeng on behalf of Tian'an Pharmacy (Xiamen) Co. Ltd. and by Shenzhen Jintianyuan Enterprises Co. Ltd.

2) Party B hereby acknowledges and accepts as accurate the amounts of accounts receivables, operational expenses, inventories, finished products as contained in the balance sheet dated July 31, 2000, and that there are no funds unrecorded in the books of Tian An.

4. The parties agree that prior to closing as provided for under paragraph 2.3 of this Supplementary Agreement, all existing directors in Tian An Investments Limited shall be replaced by appointees from Party B. Party B shall be responsible for all directors fees for its appointees. Prior to closing, no directors from either party or in Tian'an Pharmacy (Xiamen) Co. Ltd. or any members of either party shall be allowed to dispose of any assets in Tian An Investments Limited or Tian'an Pharmacy (Xiamen) Co. Ltd. or incurred any liability (unless otherwise provided for under the Master Agreement or this Supplementary Agreement or as agreed to in writing by both parties in view of the operational needs of Tian'an Pharmacy (Xiamen) Co. Ltd.). Prior to closing, Mr. Weimin Zeng will continue to be the Chairman of Tian'an Pharmacy (Xiamen) Co. Ltd. and the General Manager, to be responsible for the day to day management of the company, and to keep the corporate seal and all relevant legal documents of the company. During the term when Mr. Weimin Zeng acts as the Chairman and the General Manager, both Party A and Weimin Zeng shall ensure the continuity of the operation, stability of personnel, safety of assets and integrity of financial matters. Party A shall communicate timely with Party B regarding all major matters in the management and operation of Tian'an Pharmacy (Xiamen) Co. Ltd.

5. The parties agree that commencing on the date of this Supplementary Agreement, appointees from Party A shall be allowed to take the position of Vice General Manager, Operational Manager and Financial Manager to work at Tian'an Pharmacy (Xiamen) Co. Ltd. (with the names of the candidates to be advised with Mr. Weimin Zeng and time of appointment to be determined by Party B). The Vice General Manager appointed by Party B shall be mainly responsible to assist Weimin Zeng and the chief engineer Yajun Shi in the management and the operation of the company, and be responsible for the loan application under paragraph 8 hereunder and be acquainted with the operations of the company in order to expedite the transition after the closing. Tian'an Pharmacy (Xiamen) Co. Ltd. shall be responsible for the salaries and other expenses of Party B's appointees.

6. Party A's lawyer and Weimin Zeng, when keeping the corporate seal and relevant documents of Tian An Investment Limited and Tian'an Pharmacy (Xiamen) Co. Ltd., shall not be engaged in any action in jeopardy of the interests of Party B or either of the companies. Party A shall be responsible for any and all losses and liabilities they have caused directly or indirectly to Party B and the companies. Where Party B needs to conduct any asset assessment or draft any business plan in connection of either of the companies, Party A shall provide all the assistance, including the supply of all documents, files and materials to the consultants, professionals and directors of Party B in connection with Tian'an Pharmacy (Xiamen) Co. Ltd., and allow access of the said consultants, professionals and directors to premises of Tian'an Pharmacy (Xiamen) Co. Ltd. to review any of the above mentioned documents and materials, with all expenses to be paid by Party B.

7. Party A agrees that, within 6 working days after the closing as provided for under paragraph 2.3 hereunder, Mr. Weimin Zeng shall resign as Chairman and General Manager of Tian'an Pharmacy (Xiamen) Co. Ltd, and all other directors will resign from the directorship. They will also immediately sign all necessary documents in order to complete any amendment or alteration procedure. Where the problem of any change in the legal representative is caused by non-repayment of Party B's loan, it should not be considered as default on the part of Party A.

8. The parties agree that once this Supplementary Agreement is effective, and where necessary, a Chinese company identified by Party B may extend a loan to Tian'an Pharmacy (Xiamen) Co. Ltd. to be forwarded to Party B for the payment of the second transfer price payment, provided such loan amount does not exceed RMB7.2 million with such loan to be forwarded in such manner: the initial advance should not exceed RMB3.6 million and the second advance of RMB3.6 million to be made only after the initial advance is converted into HK currency and to be deposited into Party A's bank account as partial payment of the second instalment of the transfer price by Party B. However, in such event, the actual date of payment of the balance in the second instalment may be allowed to be deferred for 3 more working days than the date provided under paragraph 2.2 of this Supplementary Agreement.

9. The parties agree that concurrent with the signing of the Supplementary Agreement:

1) Party A and its legal counsel shall provide the following documents to Party B:

i) personal identity documents of Chin-Chung Wu, Weimin Zeng and Shen-Chuan Chiang; certified documents evidencing that Chin-Chung Wu, Weimin Zeng and Shen-Chuan Chiang together hold 100% of all the issued and outstanding shares in Tian An Investments Limited; and business license of Tian An Investments Limited and other certified documents evidencing its valid existence.

ii) certified documents evidencing that Tian An Investments Limited holds 100% of the equity of Tian'an Pharmacy (Xiamen) Co. Ltd. and its assets (including the sealed copy of the Business License of Tian'an Pharmacy (Xiamen) Co. Ltd.).

iii) directors resolutions of Tian An Investments Limited approving the transfer to Party B of all the shares and assets of Tian'an Pharmacy (Xiamen) Co. Ltd. together with the transfer of shares in Tian'an Investments Limited.

iv) opinion letter to be issued by Mei Leong, Lam & Co. in the form as shown in the Attachment A hereto.

2) Concurrent with the signing of this Supplementary Agreement, Party A shall forward all documents listed in paragraph 2 of Attachment A for keeping by Mei Leong, Lam & Co., provided however, should there be any documents which Party A cannot supply at the date of this Supplementary Agreement, Party A undertakes to provide such documents to Mei Leong, Lam & Co. on or before September 30, 2000.

3) Party B and its legal counsel shall provide the following documents to Party A:

i) notarized copy of Certificate of Incorporation and Articles of T.Z.F. International Herbs Investment Inc. and its Register of Directors.

ii) certified copy of Party B's directors resolutions, including such matters as approval of purchase of all the shares in Tian'an Investments Limited pursuant to the provisions of the Master Agreement and this Supplementary Agreement.

iii) the directors resolutions of Party B shall further include the following wording: "should Party B fail to pay the transfer price pursuant to the date and amount as provided, Party B shall be deemed to be in default. In such case, the parties agree that Mei Leong, Lam & Co. shall proceed to return the shares transferred to Party B back to Party A, with the legal expenses to be borne by Party A. All the transfer price payments advanced by Party B to Party A shall be forfeited to Party A as liquidated damage."

10. The time referred to in this Supplementary Agreement is based on Hong Kong time. The Payer may make direct payment or authorise others to pay on its behalf.

11. Damage - The parties agree that the defaulting party shall unconditionally pay HK$6,600,000.00 to the non-defaulting party as liquidated damage.

12. The parties agree that this Supplementary Agreement is supplementary to the Share Transfer Agreement and Addendum I to Share Transfer Agreement signed by the parties on June 17, 2000, and except the Master Agreement and this Supplementary Agreement, any supplementary statement, confirmation, notice, undertaking, additional agreement, letters, statements and all other written agreement signed by the parties after June 17, 2000 and prior to the date of this Supplementary Agreement shall be null and void once this Supplementary Agreement is effective.

13. This Supplementary Agreement shall have the same force and effect as the Share Transfer Agreement and Addendum I to Share Transfer Agreement. However, should there be any dispute between this Supplementary Agreement and the Share Transfer Agreement and Addendum I to Share Transfer Agreement, this Supplementary Agreement shall be relied upon. Where issues are not covered in this Supplementary Agreement,. provisions in the Share Transfer Agreement and Addendum I to Share Transfer Agreement shall be relied upon. Where there is any matter not covered in the three agreements referred to hereunder, the parties shall consult with each other or enter into additional agreements to solve them based on the letter and spirit of the three said agreements. The three agreement can only be revised or amended by Party A and party B jointly in writing.

14. This Supplement Agreement shall be made in 6 copies with each Party A and B to keep 2 copies and legal counsel for each of Party A and Party B keeping one copy.

15. The obligations of Weimin Zeng, Chin-Chung Wu and Shen-Chuan Chiang under the Master Agreement and this Supplementary Agreement are joint and several.

16. The parties agree that this Supplementary Agreement shall be interpreted under the laws of Hong Kong, S.A.R.

Party A Party B

signed by

Chin-Chung Wu signed by Chung Yu on behalf of

Chin-Chung Wu for Shen-Chuan Chiang T.Z.F. International Herbs Investment Inc.

Weimin Zeng

Dated: August 22, 2000 Dated: August 22, 2000

Witnessed by Witnessed by:

Leong Mei Yong Horace Wenn

Solicitor Solicitor, Hong Kong

Messrs, Mei Leong, Lam & Co. Dibb Lupton Alsop

Hong Kong Special Administrative Region